Exhibit 10.15a

Hot Topic Inc., Director Compensation

(As revised June 5, 2012)

Cash Compensation:

MEETINGS	PER MEETING FEE	ANNUAL RETAINER
Board
Lead Independent Director	$10,000	$20,000
Member (in-person meeting)	$10,000	-
Telephonic meetings (all directors)	$2,000	-

Audit Committee
Chair	$2,500	$20,000
Member	$1,500	-

Governance & Nominating Committee
Chair	$2,500	$5,000
Member	$1,000	-

Compensation Committee
Chair	$2,500	$10,000
Member	$1,000	-

Other Compensation:

Automatic Stock Options:
Continuing Director Grant:	2,500 options

Discretionary Stock Options:
Continuing Director Grant:	The number of options which will, including the automatic grant, provide a $60,000* aggregate grant.
*Valuation based upon the Black Scholes model (basis is the market closing price on the date of grant).

Stock Bonus Award:
Continuing Director Award:	The number of shares equal to $25,000 divided by the market closing price on the date of grant.

New Director:

Stock Options	The number of stock options equal to $60,000 ** based on the Black Scholes valuation based upon the market closing price (first day serving on board).
Stock Bonus Award	The number of shares equal to $25,000 ** divided by the market closing price on the first day serving on board.
** Stock Options and Stock Bonus award shares prorated based upon portion of board year served.